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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 10, 1997


                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-19903                  77-0294597
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

      980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA              95030-2375
        (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code:  (408) 399-8200


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5.          OTHER EVENTS.

         On October 13, 1997, Metricom, Inc., a Delaware corporation (the "Company"), announced the execution of a Common Stock Purchase Agreement, dated as of October 10, 1997 (the "Agreement"), between the Company and Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), a copy of which is attached as Exhibit 99.1. The Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Agreement by the requisite vote of the Company's stockholders as set forth in the Agreement, the Company would, among other things, issue and sell 4,650,000 shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), to Vulcan for $12.00 per share in cash.

         In a separate transaction, Vulcan entered into an agreement by which it would acquire 2,583,000 shares of Common Stock from Lindner Investments, the Company's largest stockholder. The transactions contemplated by the Agreement and the subsequent agreement with Lindner Investments could result in Vulcan owning up to 49.9% of the outstanding Common Stock.

         The press release announcing the execution of the Agreement and the separate agreement with Lindner Investments is attached hereto as Exhibit 99.2.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

                 (C)      Exhibits.

                          EXHIBIT NO.      DESCRIPTION

                          99.1 Stock Purchase Agreement, dated as of October 10, 1997, between
                                           Metricom, Inc., a Delaware
                                           corporation, and Vulcan Ventures
                                           Incorporated, a Washington
                                           corporation.

                          99.2 Joint Press Release of Metricom, Inc. and Vulcan Ventures
                                           Incorporated, dated as of October
                                           13, 1997.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   METRICOM, INC.


Date:  October 14, 1997                            By:   /s/ Donald F. Wood
                                                      -------------------------
                                                         Donald F. Wood
                                                         President





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